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                                                                    EXHIBIT 10.2



                            NON-COMPETITION AGREEMENT

        This Non-Competition Agreement (this "Agreement") dated as of October 25, 2001, is made and entered into by The Advisory Board Company, including its affiliates, successors, and assigns (the "Company") and Frank Williams (the "Executive").

                                 R E C I T A L S

        WHEREAS, the Company has offered employment to the Executive pursuant to an Employment Agreement dated as of the date hereof; and

        WHEREAS, the Company and the Executive agree that it is reasonable and necessary to enter into this Agreement to protect the Company's good will, its base of members and prospective members, its employees, its confidential and proprietary information, and its work product.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

        1. CONFIDENTIAL INFORMATION. Except as may be required and authorized in the course of his employment with the Company, the Executive shall not at any time during his employment with the Company or after the termination thereof for any reason disclose or use, directly or indirectly, any confidential or proprietary information of the Company or its affiliates. For the purposes of this Agreement, "confidential or proprietary information" shall mean all information disclosed to the Executive, or known by him as a consequence of or through his employment with the Company, where such information is not generally known in the trade or industry or which is considered confidential by the Company or was the subject of efforts by the Company to maintain its confidentiality, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of the Company or its affiliates. Such information includes, but is not limited to, trade secrets as defined by the District of Columbia Trade Secrets Act, D.C. Code Section 48-501, et seq., business and development plans (whether contemplated, initiated or completed), business contacts, methods of operation, policies, results of analysis, member and prospective member lists, employee lists, business forecasts, financial data, advertising and marketing methods, manuals, training materials, management, performance review, project assessment and all other forms and documents used in management of the Company's employees and in performing work for the Company, reports, correspondence, data collection forms and other documents provided to members, syndicated, multi-client studies, custom research reports, statements, reports, strategic information and other information distributed to policy or management committee members, information relating to costs and revenues, and similar information. The restrictions on the Executive's use and disclosure of confidential or proprietary information of the Company set forth in this Section 1 shall not apply when and to the extent that the confidential or proprietary information is or becomes available to the public or widely known in the applicable industry through no fault of the Executive (or anyone acting on his behalf), or the Executive is legally compelled to disclose the confidential or proprietary information of the Company. In the event that the Executive is legally compelled to make such disclosure, he shall (i) provide the Company with prompt written notice thereof prior to the disclosure, (ii) use his best efforts and cooperate with the Company, to seek, at the Company's expense, a protective order or confidential treatment for the disclosed information, and (iii) disclose only that portion of the or proprietary information of the Company that is legally required to be furnished.

        2. RETURN OF COMPANY PROPERTY. Upon termination of employment for any reason, the Executive shall immediately return to the Company all of the Company's and its affiliates' property and confidential or proprietary information which is in tangible form (including, but not limited to, all correspondence, memoranda, files, manuals, books, lists, records, equipment, computer disks, magnetic tape, and electronic and other media and equipment) and all copies thereof in the Executive's possession, custody or control.

        3. BUSINESS OPPORTUNITIES. During the term of his employment, the Executive shall promptly disclose to the Company each business opportunity of a type which, based upon its prospects and relationship to the business of the Company or its affiliates, the Company might reasonably consider pursuing. In the event that the Executive's employment is terminated for any reason, the Company or its affiliates shall have the exclusive right to


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participate in or undertake any such opportunity on their own behalf without any involvement by or compensation to the Executive.

        4.      COVENANT NOT TO COMPETE.

        If the Executive's employment is terminated for any reason, the Executive shall not, directly or indirectly, either individually or as a five or more percent stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, for a period of two years following such termination, (i) provide Company Services or work for or provide services to any person or entity that provides Company Services, within a one hundred mile radius of any city or location in the United States or in any foreign country in which the Company or its affiliates has an office, is engaged in business, or proposes to engage in business as of the date of the Executive's termination; or (ii) solicit or offer to provide or provide Company Services, or work for a person or entity that solicits or offers to provide or provides Company Services, to any person or entity who was a member of the Company or its affiliates or was directly or indirectly solicited to be a member of the Company or its affiliates at any time during the two-year period prior to the termination of the Executive's employment with the Company. For the purposes of this Agreement, the term "Company Services" shall mean membership based subscription or implementation services substantially similar to the services provided by the Company as of the date of the Executive's termination, in which members receive services incorporating some combination of the following: multi-client syndicated studies, meetings, short answer custom research, and on site seminars or implementation support. Notwithstanding the foregoing, the Executive may upon termination in the situations described above work as a consultant or for a consulting firm, provided he complies with all of the provisions of this Section 4. Upon the written approval of its Board of Directors, the Company may release the Executive from some or all of the restrictions in this Section 4.

        5. SOLICITATION OF EMPLOYEES. The Executive agrees that during the term of his employment, and for a period of two years after termination of such employment, he shall not, except in the course of his duties for the Company, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person who at the time is a current employee of the Company or its affiliates, or who left such employ within the preceding 12 months, to leave the employ of the Company or to accept employment with another employer besides the Company or as an independent contractor, or offer employment to or hire such person.

        6. INVENTIONS IMPROVEMENTS AND COPYRIGHTABLE MATERIALS. The Executive shall disclose promptly in writing and assign immediately, and hereby assigns to the Company, all of the Executive's right, title and interest in and to, any original works of authorship, formulas, processes, programs, benchmarking or other databases, techniques, know-how, data, developments or discoveries, whether or not copyrightable (hereinafter referred to collectively as "Work Product"), which the Executive may make or conceive, or first reduce to practice or learn either solely or jointly with others, during the employment period with the Company through the Executive's work with the Company or its affiliates or with any other person or entity pursuant to an assignment by the Company or its affiliates. The Executive acknowledges the special interest the Company holds in its processes, techniques and technologies in producing its editorial works and agrees that such processes, techniques and technologies shall not be directly or indirectly used or distributed by the Executive for the interests of any person or entity besides the Company. All disclosures and assignments made pursuant to this Agreement are made without royalty or any additional consideration to the Executive other than the regular compensation paid to the Executive by the Company or its affiliates.

        7. COMPLIANCE. Upon the request of the Company, the Executive agrees to provide the Company with such information as may be reasonably necessary to demonstrate his compliance with the terms and conditions of this Agreement.

        8. SEVERABILITY. The Executive agrees that the restrictions imposed upon him by the provisions of this Agreement are fair and reasonable considering the nature of the Company's business, and are reasonably required for the protection of the Company. To the extent that any of the restrictions this Agreement are found to exceed maximum enforceable restrictions by a court of competent jurisdiction, such restrictions shall be modified by such court to reflect the maximum level of restriction which such court will enforce. If any provision of this Agreement shall be determined, by a court having jurisdiction, to be invalid, illegal or unenforceable, the remainder of this Agreement shall not be affected but shall continue in full force and effect as though such invalid, illegal or unenforceable provision were not originally a part of this Agreement.

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        9.      INJUNCTIVE RELIEF AND ATTORNEYS' FEES. The Executive
acknowledges that a breach of any of the provisions of this Agreement may result in continuing and irreparable damages to the Company or its affiliates for which there may be no adequate remedy at law and that the Company or its affiliates in addition to all other relief available to it shall be entitled to the issuance of a temporary restraining order, preliminary injunction and permanent injunction restraining the Executive from committing or continuing to commit any breach of this Agreement both pending further legal proceedings and for appropriate periods in the future. The prevailing party in any action for breach of this Agreement, shall be entitled to reimbursement from the losing party for its reasonable attorneys' fees and costs incurred in such action. The Executive agrees that any applicable time period limitation on any provision of this Agreement (such as the two-year limitation period set forth in Section 4) shall be extended on a day-for-day basis for each day during which the Executive participates in any activity in violation of any such provision.

        10. CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the laws of the District of Columbia, irrespective of the conflicts of law rules thereof.

        11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Notwithstanding the foregoing, the Executive may not assign his obligations under this Agreement without the express written consent of the Company and its successors and assigns.

                          [The signature page follows.]


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               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYEE                                      THE ADVISORY BOARD COMPANY


/s/ FRANK WILLIAMS                            By: /s/ JEFFREY D. ZIENTS
-----------------------------                    ------------------------------
Frank Williams                                Name:  Jeffrey D. Zients
                                              Title:  Chairman of the Board





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